Exhibit 5.1

Boston | Connecticut | Florida | New Jersey | New York | Providence | Washington, DC

July 1, 2026

Eastman Kodak Company

343 State Street

Rochester, New York 14650

Re:	Eastman Kodak Company Registration Statement on Form S-3

We refer to the Registration Statement on Form S-3 (the “Registration Statement”) filed on the date hereof by Eastman Kodak Company, a New Jersey corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the resale from time to time in one or more offerings of up to 4,426,268 shares of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) by the selling shareholders named in the Registration Statement, including (a) 3,451,113 currently outstanding shares of Company Common Stock held by the selling shareholders (the “Outstanding Shares”), and (b) 975,155 shares of Company Common Stock (the “Series B Conversion Shares” and together with the Outstanding Shares, the “Securities”) issuable upon the conversion of the currently outstanding shares of Series B Preferred Stock, par value $0.01 per share, of the Company (the “Series B Preferred Stock”).

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the prospectus contained therein (the “Prospectus”), other than as expressly stated herein with respect to the issuance of the Securities.

In connection with this opinion letter, we have examined, and relied without investigation as to matters of fact upon, originals, or copies certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Second Amended and Restated Certificate of Incorporation of the Company, as amended (the “Certificate of Incorporation”), and the Fourth Amended and Restated By-Laws of the Company, each as currently in effect, (iii) relevant resolutions of the Board of Directors of the Company or committees thereof and (iv) such corporate records, documents, agreements, instruments and certificates, statements and results of inquiries of public officials of the State of New Jersey and of officers of the Company as we have deemed necessary or appropriate in connection with this opinion letter.

In all such examinations, we have assumed, without inquiry, the genuineness of all signatures on all documents examined by us, the legal capacity of natural persons, the authority of such persons signing all documents in connection with which the opinions herein are rendered, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such documents that were not submitted to us as originals. We have also assumed that the books and records of the Company are maintained in accordance with proper corporate procedures.

Eastman Kodak Company

July 1, 2026

Based upon the foregoing, and subject to the assumptions, qualifications and limitations stated herein, as of the date hereof, we are of the opinion that:

1. The Outstanding Shares are validly issued, fully paid and non-assessable.

2. The Series B Conversion Shares have been duly authorized by the Company and, upon due issuance and delivery of such Series B Conversion Shares against payment therefor in the manner contemplated by the Certificate of Incorporation and the terms of the Series B Preferred Stock, and by such authorization, such Series B Conversion Shares will be validly issued, fully paid and non-assessable.

The opinions set forth in this opinion letter are limited to matters governed by the present state of the laws of the State of New Jersey (the “Applicable Law”). We express no opinion with regard to any matter that may be governed by any law other than the Applicable Law. In addition, this opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ DAY PITNEY LLP

DAY PITNEY LLP

SWG; GBM